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                                                                    EXHIBIT 23.2


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------

     We hereby consent to the reference to our firm and to our reports effective December 31, 1995; December 31, 1996; and December 31, 1997, in the Annual Report on Form 10-K of Ocean Energy, Inc. to be filed with the Securities and Exchange Commission on or about February 20, 1998.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ FREDERIC D. SEWELL
                                           -----------------------------------
                                            Frederic D. Sewell
                                            President


Dallas, Texas
February 20, 1998